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                                                                    EXHIBIT 23.5

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated October 29, 1999 relating to the financial statements of Disbumad, SL, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers Auditores, S.L.
Seville, Spain
January 13, 2000